                                LOCK-UP AGREEMENT

      THIS AGREEMENT (this "AGREEMENT") is dated as of April 23, 2007 by and among Marketing Worldwide Corporation, a Delaware corporation (the "COMPANY"), and the shareholders of the Company listed on SCHEDULE A attached hereto (collectively, the "SHAREHOLDERS").

      WHEREAS, to induce the Company and the investors (the "INVESTORS") to enter into the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT") by and among the Company and the Purchasers, the Shareholders have agreed not to sell any shares of the Company's common stock, $0.001 par value per share (the "COMMON STOCK"), that such Shareholders presently own or may acquire after the date hereof, except in accordance with the terms and conditions set forth herein. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

      1.    RESTRICTION ON TRANSFER; TERM.

            (a) Each of the Shareholders hereby agrees with the Company that such Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition), directly or indirectly (collectively, "TRANSFER"), any of the shares of Common Stock from the period commencing on the Closing Date and expiring on the date that is twelve (12) months following the effective date of the registration statement required to be filed by the Company with the Securities and Exchange Commission pursuant to SECTION 2(A) of the Registration Rights Agreement (the "LOCK UP PERIOD").

            (b) During the twelve (12) months following the expiration of the Lock Up Period (the "LEAKOUT PERIOD"), each of the Shareholders hereby agrees with the Company that such Shareholder will not Transfer in any individual calendar month an amount of such shares of Common Stock in excess of one-twelfth (1/12th) of the aggregate shares of Common Stock held by such Shareholder as of the beginning of such Leakout Period. Notwithstanding anything in the foregoing to the contrary, Rainer Poertner shall be permitted to Transfer up to 30,000 shares of Common Stock free of the restrictions otherwise applicable under not be subject to any provision of this SECTION 1 hereof.

      2. OWNERSHIP. During the Lock Up Period and the Leakout Period, the Shareholders shall retain all rights of ownership in the Common Stock, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect thereof.

      3. COMPANY AND TRANSFER AGENT. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and the Purchase Agreement.

      4. NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this SECTION 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers, as applicable:

      If to the Company:                Marketing Worldwide Corporation
                                        2212 Grand Commerce Drive
                                        Howell, Michigan 48855
                                        Attention: James Marvin
                                        Tel. No.: (517) 540-0045
                                        Fax No.: (517) 540-0923

      with copies to:                   Weed & Co. LLP
                                        Attention: Richard O. Weed
                                        4695 Mac Arthur Court, Suite 1430
                                        Newport Beach, CA 92660
                                        Tel. No.: (949) 475-9086
                                        Fax No.: (949) 475-9087

      with copies to:                   Sadis & Goldberg LLP
                                        551 Fifth Avenue, 21st Floor
                                        New York, New York 10176
                                        Attention: Steven Huttler, Esq.
                                        Tel No.: (212) 973-3793
                                        Fax No.: (212) 973-3796

      If to any of the                  c/o Marketing Worldwide Corporation
      Shareholders, addressed           2212 Grand Commerce Drive
      to such Shareholder at::          Howell, Michigan 48855
                                        Attention: James Marvin
                                        Tel. No.: (517) 540-0045
                                        Fax No.: (517) 540-0923

      with copies to:                   The address of such Shareholder set
                                        forth on SCHEDULE A to this Agreement,
                                        with copies to Shareholder's counsel
                                        (which copies shall not constitute
                                        notice to such purchaser) as set forth
                                        on SCHEDULE A or as specified in writing by such Shareholder.

or to such other address as any party may specify by notice given to the other party in accordance with this SECTION 4.

      5. AMENDMENT. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

      6. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

      7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The Company and the Shareholders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise FORUM NON CONVENIENS or any other argument that New York is not the proper venue. The Company and the Shareholders irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Shareholders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Shareholders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

      8. SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

      9. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

      10. HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

      11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

                                        MARKETING WORLDWIDE CORPORATION


                                        By: /s/ Michael Winzkowski
                                            ----------------------
                                        Name: Michael Winzkowski
                                        Title: Chief Executive Officer


                     [SHAREHOLDERS' SIGNATURE PAGE ATTACHED]

                                LOCK-UP AGREEMENT
                         MARKETING WORLDWIDE CORPORATION
                          SHAREHOLDERS' SIGNATURE PAGE


                                                MICHAEL WINZKOWSKI
                                                /s/ Michael Winzkowski


                                                JAMES C. MARVIN
                                                /s/ James C. Marvin


                                                RAINER POERTNER
                                                /S/ RAINER POERTNER


                                   SCHEDULE A
------------ ----------------------------------------- ------------------------ -----------
TITLE OF     NAME AND ADDRESS OF BENEFICIAL OWNER      AMOUNT AND NATURE OF     PERCENT
---------    ------------------------------------      ---------------------    -------
CLASS                                                  OWNERSHIP

------------ ----------------------------------------- ------------------------ -----------
$.001 par    Michael Winzkowski                        4,564,800 shares         41%
value        Director, President, CEO & Secretary
common       Marketing Worldwide Corporation
stock        P.O. Box 2462
             Palm Harbor, Florida 34682-2462

------------ ----------------------------------------- ------------------------ -----------
$.001 par    James C. Marvin                           4,564,800 shares         41%
value        Director and Chief Financial Officer
common       Marketing Worldwide Corporation
stock        4772 Shaefer Road
             Pinckney, Michigan 48169

------------ ----------------------------------------- ------------------------ -----------
$.001 par    Rainer Poertner                           735,809  shares          7%
value        730 Oxford Avenue                         200,000 options
common       Marina del Rey, California 90292
stock

------------ ----------------------------------------- ------------------------ -----------